American Goldrush Corporation
Suite 708, 1155 West Pender Street
Vancouver, B.C., Canada, V6E 2P4
Attention:  Andrew Gourlay, President

January 27, 2006

     Re:      Exchange of Outstanding Balance of Loan for Shares of Common Stock
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Dear Mr. Gourlay:

         The undersigned (the "Investor") is the lender of a loan (including all accrued but unpaid interest thereon) (the "Loan") under that certain loan agreement (the "Loan Agreement"), dated July 8, 2005, by and between the Investor and American Goldrush Corporation (the "Company"). This letter sets forth the terms of our agreement to exchange the total outstanding balance of the Loan for shares of common stock and share purchase warrants of the Company in accordance with the terms below.

1. Loan Exchange. Subject to the terms and subject to conditions of this letter agreement, the Investor hereby agrees to exchange the outstanding balance of the Loan (including all accrued but unpaid interest thereon) for shares of common stock and share purchase warrants of the Company ("Common Stock"), at a conversion rate of CDN $0.10 per unit, resulting in the issuance of 62,920 restricted shares of Common Stock (the "Shares'), 62,920 Class A Warrants, and 62,920 Class B Warrants (`together the "Warrants"). Fractional shares of Common Stock and Warrants will not be issued; any fractional share of Common Stock or Warrants issuable upon the exchange for shares of the Loan will be rounded up to the next nearest whole share of Common Stock or Warrant. Terms of the Class A and Class B Warrants are as described in the agreements attached as Exhibits A and B.

2. Deliveries. At the Closing (as defined below), Investor shall deliver to the Company the promissory note representing the Loan, if any, annotated as canceled, and the Company shall deliver to Investor a certificate representing the Shares. The certificate representing the Shares shall bear any required Securities Act legend.

3. Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of the Company on the date that this Agreement is approved by the board of directors of the Company or such other date and time as shall be mutually agreed to by the Investor and the Company. The date and time of the Closing is referred to as the "Closing Date."

4.  Representations  and  Warranties  of  the  Investor.   The  Investor  hereby
represents and warrants to the Company as follows:

                  (a) Organization, Authority and Qualification. The Investor is a corporation, limited liability company, limited partnership, trust or other entity duly organized, validly existing and in good standing under the laws of its incorporation or formation and has the requisite power and authority to execute and deliver this letter agreement, to carry out its obligations



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hereunder and to consummate the transactions  contemplated hereby. The execution and delivery of this letter agreement by the Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Investor.

                  (b) Ownership of the Loan. The Investor is the beneficial and record owner of the Loan, has good, valid and marketable title to the Loan, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights, and has not assigned or otherwise transferred or granted any interest in the Loan.

                  (c) No Consents. The Investor is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the exchange of the Loan for the Shares.

                   (d) Investment Intent. The Shares which are being acquired by the Investor in exchange for the Loan are being acquired for the Investor's own account, not as nominee or agent, and not with a view towards the resale or distribution of all or any part of the Shares. The Investor has no intention of selling, transferring or distributing as a dividend or otherwise any part of the Shares and has not entered into any agreement or understanding with any party to do so.

                  (e) Investor's Actions. The Investor acknowledges that the Investor has separately negotiated with the Company the terms and conditions of this letter agreement and that the delivery of a signed copy hereof to the Company does not mean that the Company has made any offer to the Investor to acquire the Shares or that the Investor is making an offer to the Investor to sell the Shares to it. The Investor is not acquiring the Shares as a result of any general solicitation or general advertisement by the Company.

                  (f)  Investor's   Status.   The  Investor  is  an  "accredited
investor", as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

                  (g) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

         5. Representations and Warranties of The Company. In order to induce the Investor to enter into this letter agreement, The Company hereby represents and warrants to the Investor as follows:

                  (a) Organization, Authority and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Canada and has the requisite power and authority to execute and deliver this letter agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions


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contemplated  hereby and  thereby  have been duly  authorized  by all  necessary corporate action on the part of the Company.

                  (b) No Consents. The Company is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the issuance of the Shares in exchange for the Shares or any of the other transactions contemplated hereunder.

                  (c) Issuance of the Exchange Shares. The Shares, when issued, will be duly authorized by all necessary corporate action by the Company, and will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

                  (d) SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         6. Further Assurances. The Investor and the Company shall execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings, and take such other actions as the Investor or he Company, as the case may be, may reasonably require of the other party to evidence or effectuate the transactions contemplated hereunder.

         7. Amendment. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed by, or on behalf of, each of the parties hereto.

         8. Governing Law. This letter agreement (including the documents and instruments referred to herein) shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of British Columbia, Canada, without regard to principles of conflicts of laws.

         9. Counterparts. This letter agreement may be executed in one or more counterparts and by fax, which counterparts together shall constitute a single agreement. If any provisions of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire letter agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this letter agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.



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         10.  Entire  Agreement.  This  letter  agreement  supersedes  all prior agreements between the parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

         If this letter agreement accurately sets forth our agreement, please sign below where indicated.

Dated:  January 27, 2006

                                   Sincerely,

                                  TREVOR NEWTON

                                  By:      __/s/_____________________________
                                  Name:    Trevor Newton

                                  Address:          Suite 101 - 34595 3rd Avenue
                                                    Abbotsford, B.C., V2S 8B7
                                  Telephone:        ______________________
                                  Fax:              ______________________
                                  Email:            ______________________



Canadian Dollar Amount of Principal and Interest being converted: $6,292.



AGREED:

Date:    January 27, 2006

AMERICAN GOLDRUSH CORPORATION



By:      __/s/____________________________
Name:    Andrew Gourlay
Title:   President




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                                EXHIBITS A AND B

Class A Share Purchase Warrant Agreement

Class B Share Purchase Warrant Agreement














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